UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2016

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-224-6000

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-224-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.
On June 20, 2016, the Supreme Court of Ohio issued an opinion in the appeal of the current electric security plan of The Dayton Power and Light Company (“DP&L”), the principal subsidiary of DPL Inc. (“DPL” and, together with DP&L, the “Companies”), which had been approved by the Public Utilities Commission of Ohio (“PUCO”) for the years 2014-2016 (the “ESP”) and which, among other matters, permitted DP&L to collect a non-bypassable service stability rider equal to approximately $9.2 million per month for each of those years. Over the period of the ESP, the Companies have used all available cash flow to fund, among other things, debt repayments and necessary investments to ensure reliability and system performance. No dividends have been paid by the Companies to The AES Corporation during this period. In the opinion, the court stated briefly, without expanding upon the basis, that the PUCO’s approval of the ESP was reversed on the authority of one of the court’s prior rulings in a separate case not involving the Companies. Under Supreme Court of Ohio rules, the court will issue a mandate with respect to its ruling within 10 days of the date that the opinion was issued, which may provide clarity on the Companies’ options in response to the ruling. If such options prove to be unavailable, the loss of the service stability rider is expected to have a significant and adverse impact on the results of operations, financial condition and cash flows of DP&L and DPL. Additional information about the ESP, and DP&L’s February 22, 2016 filing with the PUCO for a new electric security plan beginning January 1, 2017, is included in DPL’s and DP&L’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by Amendment No. 1 thereto (the “2015 10-K”), and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the Securities and Exchange Commission. A copy of the Supreme Court of Ohio’s opinion on the ESP case referenced herein is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	In re Application of Dayton Power & Light Co., Slip Opinion No. 2016-Ohio-3490

Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management's intents, beliefs and current expectations and typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "forecast," "target," "will," "intend," "believe," "project," "estimate," "plan" and similar words. Such forward-looking statements include, but are not limited to, those related to DP&L’s electric security plan and its effects on the results of operations, financial condition and cash flows of DP&L and DPL. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, our accurate projections of regulatory rates, future interest rates, commodity prices, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2015 10-K.  Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of the Companies’ periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL INC.

Date: June 23, 2016	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

THE DAYTON POWER AND LIGHT COMPANY

Date: June 23, 2016	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary